Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Annual Report of Laserscope on Form 10-K for the twelve months ended December 31, 2003, I, Eric M. Reuter, President and Chief Executive Officer of Laserscope, hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the twelve months ended December 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Annual Report on Form 10-K for the twelve months ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Laserscope.

Date: March 15, 2004	By:	/s/ Eric M. Reuter

Eric M. Reuter
President and Chief Executive Officer